UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2021, Aditxt, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors an aggregate of 4,583,334 shares of common stock of the Company (the “Common Stock”) at a purchase price of $2.40 per share (the “Shares”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-257645), which was declared effective by the Securities and Exchange Commission on July 13, 2021.

Concurrently with the sale of the Shares, pursuant to the Purchase Agreement  in a concurrent private placement, for each share of common stock purchased by an investor, such investor will receive from the Company an unregistered warrant (the “Warrant”) to purchase one share of common stock. The warrants have an exercise price of $2.53 per share, and are exercisable for a five year period commencing six months from the date of issuance.

The Company offered the Shares for aggregate gross proceeds of approximately $11.0 million, before commissions and expenses (the “Offering”). Subject to certain beneficial ownership limitations, the Warrants will be exercisable at an exercise price equal to $2.53 per share, subject to adjustments as provided under the terms of the Warrants, and are exercisable for a five year period commencing six months from the date of issuance.

The closing of the sales of these securities under the Purchase Agreement is expected to take place on August 30, 2021.

The net proceeds from the transactions were approximately $10.1 million, after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses, will be used to fund a $6.5M loan to a biopharmaceutical company commercializing COVID-19 antiviral oral therapy, and for general corporate and working capital purposes, including the purchase of fixed assets.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On August 25, 2021, the Company entered into a Placement Agent Agreement with Dawson James Securities, Inc., as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent has agreed to act as placement agent on a reasonable “best efforts” basis in connection with the above offering. The Company has agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds from the sale of shares of Common Stock and the private placement Warrants in this offering. The Company has also agreed to issue the Placement Agent a warrant to purchase 229,166 shares (5.0% of the number of shares sold in the offering) at an exercise price of 125% of public offering price in this offering (or $3.00 per share), and to reimburse the Placement Agent up to $50,000 for expenses.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until thirty (30) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. In addition, until the earlier of (i) one (1) year from the date of this Agreement and (ii) such time as no Purchaser holds any of the Warrants, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement), provided that the Company shall be permitted to enter into and utilize an at-the-market offering facility with a registered broker dealer as selling agent commencing thirty (30) days following the closing of the offering.

On August 30, 2021, we entered into a defeasance and waiver agreement (the “Waiver Agreement”) with the holder (the “Noteholder”) of the senior secured convertible promissory note, issued on January 25, 2021 (the “January 2021 Note”), pursuant to which the Noteholder has agreed in exchange for (a) a cash payment by the Company to the Convertible Noteholder of $1.2 million (the “Cash Payment”), (b) a waiver, in part, of the conversion price adjustment provision such that the January 2021 Note shall be convertible into 4,802,497 shares of Common Stock (without giving effect to the conversion notices received by the Company from the Noteholder prior to the date hereof totaling 1,005,748 shares) (the “Shares”) and (c) a voluntary and permanent reduction by the Company of the exercise price of the warrant to purchase 800,000 shares of common stock of the Company (the “January 2021 Warrant”) to $2.53 per share, effective as of the Effective Time (as defined below). In addition, the Noteholder agreed that it will forbear from exercising certain rights available to it under the January 2021 Note until October 15, 2021 and that, upon receipt of the Cash Payment (the “Effective Time”), all such rights shall be null and void other than the Company’s obligations to deliver the Shares.

As of the date hereof, we have issued an aggregate of 1,005,748 shares to the holder pursuant to conversions of the Note, and the principal balance remaining due on the Note is $4,421,053.

The foregoing description of the form of Warrant, form of Purchase Agreement, Placement Agent Agreement, form of Placement Agent Warrant and Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Warrant, form of Purchase Agreement, Placement Agent Agreement, form of Placement Agent Warrant and Waiver Agreement, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclose under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Warrants and Placement Agent Warrants, and the shares issuable upon exercise of the Warrants and Placement Agent Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), of the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On August 25, 2021, the Company issued a press release announcing the execution of a letter of intent to acquire a biopharmaceutical company commercializing a COVID-19 antiviral oral therapy. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On August 26, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
5.1	Sheppard, Mullin, Richter & Hampton LLP Legal Opinion.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement.
10.3	Form of Placement Agent Warrant
10.4	Waiver and Defeasance Agreement
99.1	Press release dated August 25, 2021.
99.2	Press release dated August 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: August 30, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer